UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 5, 2015

Ring Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 West Wall St., 3rd Floor Midland, Texas	79707
(Address of principal executive offices)	(Zip Code)

(432) 682-7464

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

On June 5, 2015, Ring Energy, Inc. (the “Company”) held its 2015 Annual Meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders voted on the following matters:

•	Election of six (6) directors to the Company’s Board of Directors to serve until the 2016 Annual Meeting of the Stockholders;

•	Non-binding, advisory vote to approve named executive officer compensation;

•	Non-binding, advisory vote on frequency of named executive officer compensation vote; and

•	Ratifying the appointment of Eide Bailly LLP as the Company’s independent registered public accounting firm.

As of the record date of May 18, 2015, the Company had 25,776,342 shares of common stock outstanding. A total of 20,661,141 shares (80.15%) were present at the Annual Meeting by proxy or in person.

All proposals were approved by the Company’s stockholders. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 20, 2015 (the “Proxy Statement”). The following tables provide the results of each voting proposal:

Proposal 1

The Company’s stockholders voted to re-elect Kelly Hoffman, David A. Fowler, Lloyd T. Rochford, Stanley M. McCabe, Anthony B. Petrelli, and Clayton E. Woodrum as directors of the Company. The votes for each were as follows:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Kelly Hoffman	12,920,309	235,009	54,000	7,451,823
David A. Fowler	12,974,309	235,009	0	7,451,823
Lloyd T. Rochford	12,446,357	762,961	0	7,451,823
Stanley M. McCabe	12,446,357	762,961	0	7,451,823
Anthony B. Petrelli	13,103,389	105,929	0	7,451,823
Clayton E. Woodrum	13,133,700	75,618	0	7,451,823

Proposal 2

The Company’s stockholders approved, on a non-binding advisory basis, the overall compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement. The results of the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,112,402	82,937	13,979	7,451,823

Proposal 3

The Company’s stockholders approved, on a non-binding advisory basis, the Company’s proposal to hold future advisory votes on compensation of the Company’s named executive officers every year. The results of the proposal were as follows:

Three Years	Two Years	One Year	Abstentions	Broker Non-Votes
4,717,706	2,014,315	6,463,625	13,672	7,451,823

Proposal 4

The Company’s stockholders ratified the appointment of Eide Bailly LLP as the Company’s independent registered public accounting firm for 2015. The results of the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,651,952	7,989	1,200	0

Item 7.01      Regulation FD Disclosure.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01      Other Events.

As described in Item 5.07 of this Report, on June 5, 2015, the Company held its Annual Meeting at which our stockholders elected the directors listed above. At a Board of Directors’ meeting immediately following the Annual Meeting, the Board made the following committee assignments: Directors Woodrum, Petrelli, and McCabe shall serve on the Audit Committee, with Mr. Woodrum serving as Chairman. Directors Rochford and McCabe shall serve on the Compensation Committee, with Mr. Rochford serving as Chairman. Directors Rochford and McCabe shall serve on the Nominating and Corporate Governance Committee, with Mr. Rochford serving as Chairman. Directors Rochford and McCabe shall serve on the Executive Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: June 9, 2015	By:	/s/ William R. Broaddrick
William R. Broaddrick
Chief Financial Officer